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                                 EXHIBIT 23.1



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                                 [LETTERHEAD]







                                 ACCOUNTANT'S CONSENT


The Board of Directors
Landmark Community Bank

    I consent to the use in the Registration Statement of Landmark Financial Corp. on Form SB-2 and the Application for Conversion on Form AC of my report dated May 8, 1997, on the Financial statements of Landmark Community Bank as of March 31, 1997 and 1996, and for the fiscal years ended March 31, 1997 and 1996, and to the references to my firm under the headings "Legal and Tax Matters" and "Experts" in the related prospectus.


                                      /s/ Eric W. Montanye, CPA



Albany, New York
July 31, 1997